UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2008
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 11, 2008, Vineyard National Bancorp (the “Registrant”) issued a press release announcing that the independent inspector of election, IVS Associates, Inc., has certified the voting results of Registrant’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”) held on August 5, 2008. Having received the most votes cast for the election of directors, two (2) of the Registrant’s nominees, David A. Buxbaum and Charles L. Keagle, and five (5) of Jon Salmanson and Norman Morales’s nominees, Cynthia Harriss, Douglas Kratz, Harice Ogle, Lester Strong and Glen Terry, have been elected to serve as directors of the Registrant for a term commencing August 11, 2008 and ending at the next annual meeting of the Registrant and until their respective successors are elected and qualified. The Registrant also announced that its shareholders have ratified the appointment of KPMG LLP as the Registrant’s independent public accounting firm for the year ending December 31, 2008.

A copy of the press release, dated August 11, 2008, issued by the Registrant regarding the certified voting results of the Annual Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Vineyard National Bancorp dated August 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: August 11, 2008	By:	/s/ Gordon Fong
	Name:	Gordon Fong
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Vineyard National Bancorp dated August 11, 2008.